FIRST AMENDMENT TO FINANCING AGREEMENT

FIRST AMENDMENT, dated as of August 1, 2007 (this "Amendment"), to the Financing Agreement, dated as of March 1, 2006 (the "Financing Agreement"), by and among Life Sciences Research, Inc., a Maryland corporation (the "Parent"), Huntingdon Life Sciences Limited, a company incorporated under the laws of England and Wales ("Huntingdon UK"), each subsidiary of the Parent from time to time joined to the Financing Agreement as a "Borrower" (together with Huntingdon UK, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (together with the Parent, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), and ______________, as agent for the Lenders (in such capacity, together with its successors and assigns, the "Agent").

The Borrowers have requested that the Agent and the Lenders, (a) decrease the interest rate of the Loan, modify the prepayment premium and make certain other changes to the Financing Agreement, subject to the payment of a fee equal to $4,300,000, and (b) reduce the number of shares of Common Stock of the Parent that____________, are entitled to purchase from the Parent pursuant to the Warrants held by them, by one-half (from 500,000 to 250,000), subject to the payment of $2,750,000. The Lenders are willing to agree to such changes, in each case subject to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2.	Amendments to the Financing Agreement.
(a)	Definitions.

(i)        The definition of the term "Applicable Margin" in Section 1.01 of the Financing Agreement is hereby amended by inserting the following at the end thereof:

"Notwithstanding anything in this definition to the contrary, on and after August 1, 2007, "Applicable Margin" means, (i) with respect to the portion of the Term Loan that is a Reference Rate Loan, 2.00% per annum, and (ii) with respect to the portion of the Term Loan that is a LIBOR Loan, 3.50% per annum."

(ii)       The definition of the term "Applicable Prepayment Premium" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

" 'Applicable Prepayment Premium' means an amount equal to (a) during the period from August 1, 2008 until and including July 31, 2009, 2.0% times the sum of the principal amount of the Term Loan repaid on the date of determination, (b) during the period from August 1, 2009 until and including July 31, 2010, 1.0% times the sum of the principal amount of the Term Loan repaid on the date of determination, and (c) during the period of time from and after August 1, 2010, zero."

(b) Optional Prepayments. Section 2.05(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(b)      Optional Prepayment. The Borrowers shall have no right to prepay the Term Loan or any portion thereof (in whole or in part) on or prior to July 31, 2008. After July 31, 2008, the Borrowers may, upon at least five (5) Business Days' prior written notice to the Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this clause (b) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid, together with the Applicable Prepayment Premium and subject to LIBOR Breakage Fees pursuant to Section 3.03, provided that if the Borrowers prepay the Term Loan in whole not more than one year after receipt of notice from a Lender requiring the payment of any material amount pursuant to Section 2.08, no Applicable Prepayment Premium will be payable. Each partial prepayment of the Term Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity."

(c) Additional Mandatory Prepayment. Section 2.05(c) of the Financing Agreement is hereby amended by adding the following new clause (vii) after clause (vi) thereof:

"(g)      Notwithstanding anything to the contrary in this Section 2.05(c), if the outstanding principal amount of the Term Loan exceeds $60,000,000 on August 15, 2007, the Borrowers shall prepay the outstanding principal of the Term Loan in an amount equal to such excess on or prior to such date. It is understood and agreed that the notice requirement and other provisions set forth in the last sentence of Section 2.05(c)(vi) shall not apply to any prepayment pursuant to this subsection."

3.	Amendments to the Warrants.

(a) Two Warrants are issued and outstanding. Each Warrant is hereby amended to reduce the number of shares that such holder is entitled to purchase pursuant to such Warrant by one-half, so that in (i) Warrant No. S-18 dated March 1, 2006, issued by the Parent to ___, each reference to "321,428" is hereby amended to read "160,714", and (ii) Warrant No. S-20 dated May 17, 2006, issued by the Parent to ____, each reference to "178,572" is hereby amended to read "89,286". The parties acknowledge and agree that in consideration for this purchase by the Parent, the Parent shall pay to the Agent for the benefit of ___ and ___ (pro rata) a purchase price of $11 per share, for a total purchase price of $2,750,000.

(b) The definition of "Financing Agreement" in Section 1 of each Warrant is hereby amended by adding the following language at the end thereof:

", as such may be amended, restated, supplemented or otherwise modified from time to time."

4.   Conditions to Effectiveness. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent is hereinafter referred to as the "Amendment Effective Date"):

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Financing Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto on or prior to the Amendment Effective Date shall be correct and accurate on and as of the Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be correct and accurate as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Execution of Amendment. The Agent shall have executed this Amendment and shall have received a counterpart to this Amendment, duly executed by each Lender, each Borrower and each Guarantor.

(c) Payments from the Borrowers. The Borrowers shall have paid to the Agent (for the ratable benefit of the Lenders) (i) a non-refundable restructuring fee in the amount of $4,300,000 in immediately available funds, which restructuring fee shall be fully earned by the Agent and due and payable on the date hereof and (ii) a non-refundable purchase price in the amount of $2,750,000 in immediately available funds in consideration for the reduction of the number of shares of Common Stock of the Parent that ___ and ___are entitled to purchase under the Warrants.

(d) Legal Matters. All legal matters incident to this Amendment shall be satisfactory to the Agent and its counsel.

5.   Representations and Warranties. Each Loan Party represents and warrants to the Agent and the Lenders as follows:

(a) Authorization, Etc. (i) The execution, delivery and performance by such Loan Party of this Amendment and the performance by such Loan Party of the Financing Agreement and each Warrant to which it is a party, each as amended hereby, (A) have been duly authorized by all necessary action on the part of such Loan Party, (B) do not and will not violate any provision of applicable Law, the Governing Documents of such Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (C) do not and will not result in or require the creation of any Lien (other than pursuant to any Financing Document) upon or with respect to any of its properties, and (D) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, and (ii) such Loan Party has all requisite power, authority and legal right to execute, deliver and perform this Amendment and to perform the Financing Agreement and each Warrant to which it is a party, each as amended hereby.

(b) Enforceability of Loan Documents. This Amendment and the Financing Agreement and each Warrant to which it is a party, each as amended hereby, are the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with the terms thereof.

(c) Representations and Warranties. The representations and warranties contained in Article VI of the Financing Agreement and other Financing Documents are correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date, or would result from this Amendment becoming effective in accordance with its terms.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by such Loan Party of this Amendment or any other Financing Document to which it is a party being executed in connection with this Amendment, or for the performance of the Financing Agreement and each Warrant, each as amended hereby.

6.	Miscellaneous.

(a) Continued Effectiveness of the Financing Agreement. Except as otherwise expressly provided herein, the Financing Agreement, each Warrant and the other Financing Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment. To the extent that any Financing Document purports to assign or pledge to the Agent, or to grant to the Agent, for the benefit of the Lenders, a security interest in or lien on, any collateral as security for its obligations from time to time existing in respect of the Financing Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all of its obligations, whether now existing or hereafter arising. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the Agent or any Lender under the Financing Agreement or any other Financing Document, nor constitute an amendment or waiver of any provision of the Financing Agreement or any other Financing Document.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

(c) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Governing Law. The Financing Agreement and this Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within such state.

(e) Amendment as Loan Document. The Loan Parties hereby acknowledge and agree that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by the Loan Parties under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(f)  Costs and Expenses. The Loan Parties agree to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

(g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE CONTEMPLATED HEREIN.

(h) No Offsets or Defenses. No defense, set-off, offset, abatement, deduction, counterclaim or charge exists in favor of any Loan Party with respect to any of the obligations of such Loan Party under the Loan Documents, and each Loan Party hereby represents, warrants and certifies that it unconditionally, irrevocably and absolutely agrees to pay its obligations under the Loan Documents as and when due and payable.

(i)  Release. As of the date hereof, each Borrower (on behalf of itself and its Subsidiaries and Affiliates) and each Guarantor (on behalf of itself and its Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Borrower or any Guarantor, for their past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees, do hereby and shall be deemed to have forever remised, released and discharged the Agent, the Lenders and their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Agent or any Lender would be liable if such persons or entities were found to be liable to any Borrower or any Guarantor, or any of them (collectively hereinafter the "Lender Parties"), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement, the Financing Agreement or any other Loan Document and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:

HUNTINGDON LIFE SCIENCES LIMITED

By:

Name:
Title:

GUARANTORS:
LIFE SCIENCES RESEARCH, INC.
PROSOLUTIONS INC.
HUNTINGDON LIFE SCIENCES INC.
CENTRALABS CLINICAL RESEARCH INC.
SERVICEPHARM INC.
F & G HOLDINGS, INC.
CAPSTAN GROUP INC.
RAMPART CORP.
BORAX SERVICES INC.
FAMSTAR CORP.

By:

Name:
Title:

PARAGON GLOBAL SERVICES (LSR) LIMITED
LIFE SCIENCES RESEARCH LIMITED
SERVICEPHARM LIMITED
LSR (UK) LIMITED
PROSOLUTIONS (UK) LIMITED
COSOLUTIONS (UK) LIMITED
HIH LIMITED
PAVANE SERVICES LIMITED
HUNTINGDON RESEARCH CENTRE LIMITED
HUNTINGDON CONSULTING ENGINEERS LIMITED
PATHFINDER CLINICAL DEVELOPMENT LIMITED
PARAGON GLOBAL SERVICES LTD.PATHFINDER NOMINEES LIMITED
NDA ANALYTICS LTD
CENTRALABS CLINICAL RESEARCH LIMITED

By:

Name:
Title:

LENDERS:

__________, as Agent and as a Lender

By:	_____________________.

By:

Name:
Title:

By:

Name:
Title:

__________, as a Lender

By:

Name:
Title: